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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported) July 22, 1997 (July 22, 1997)

                                TEREX CORPORATION

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

          Delaware                   0-16498                   13-1531521
(STATE OR OTHER JURISDICTION       (COMMISSION                (IRS EMPLOYER
      OF INCORPORATION)             FILE NUMBER)             IDENTIFICATION NO.)

                 500 Post Road East, Westport, Connecticut 06880
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

        Registrant's telephone number, including area code (203) 222-7170

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 5.  OTHER EVENTS

      On July 22, 1997, Terex Corporation, a Delaware corporation (the "Company"), entered into an Underwriting Agreement (the "Underwriting Agreement") with Credit Suisse First Boston Corporation, Salomon Brothers Inc, Furman Selz LLC, and J.P. Morgan Securities Inc., as representatives of the underwriters named in Schedule A to the Underwriting Agreement (the "Underwriters"), and Randolph W. Lenz (the "Selling Stockholder"), providing for the purchase by the Underwriters from the Company and the Selling Stockholder of 5,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), and 2,000,000 Shares, respectively, at a purchase price of $19.50 per Share (the "Purchase Price"). In addition, pursuant to the Underwriting Agreement, the Underwriters were granted the option to purchase up to an additional 700,000 Shares at the Purchase Price to cover any over-allotments. The Shares were registered as part of the Company's Registration Statement on Form S-3 (No. 333-27749), which was declared effective by the Securities and Exchange Commission on July 22, 1997.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial Statements of Businesses Acquired.

            None

      (b)   Pro Forma Financial Information.

            None

      (c)   Exhibits

            1     Underwriting Agreement

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 1997

                                TEREX CORPORATION

                                By:/s/ Joseph F. Apuzzo
                                   ---------------------
                                   Joseph F. Apuzzo
                                    Vice President - Finance and Controller


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